ZAIS Group Holdings, Inc. Reports First Quarter 2017 Results

RED BANK, N.J., May 11, 2017 /PRNewswire/ -- ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) ("ZAIS"), today reported financial results for the three months ended March 31, 2017. ZAIS conducts substantially all of its operations through ZAIS Group, LLC ("ZAIS Group"). ZAIS Group provides investment advisory and asset management services to private funds, separately managed accounts, structured vehicles and, until October 31, 2016, ZAIS Financial Corp. ("ZFC REIT"), a publicly traded real estate investment trust (collectively, the "ZAIS Managed Entities"). References to the "Company" herein refer to ZAIS, together with (where the context requires) its consolidated subsidiaries and affiliates.

FIRST QUARTER 2017 HIGHLIGHTS

A summary of the Company's results for the three months ended March 31, 2017 and March 31, 2016 are below. All dollar amounts are presented in millions, with the exception of figures presented on a per share basis.

	Three Months Ended
	March 31, 2017	March 31, 2016
U.S. GAAP
Net income/(loss)	$(5.4)	$(6.4)
Net Income/(loss) per diluted weighted average share outstanding applicable to ZAIS Group Holdings, Inc.	$(0.30)	$(0.35)
Net Income/(loss)before income taxes	$(5.4)	$(6.4)
Non-GAAP
Net income/(loss) (excluding Consolidated Funds of ZAIS Group)	$(6.2)	$(7.1)
Net income/(loss) (excluding Consolidated Funds of ZAIS Group) per diluted weighted average share outstanding	$(0.30)	$(0.35)
Adjusted EBITDA	$(5.0)	$(6.1)

The consolidated financial statements include non-controlling interests of the members of ZAIS Group Parent, LLC ("ZGP") (the "ZGP Founder Members") which represent Class A Units of ZGP held by the ZGP Founder Members. ZGP, a majority-owned consolidated subsidiary of ZAIS, is the sole member, and owns all of the equity, of ZAIS Group.

CONSOLIDATED GAAP RESULTS

The Company recorded GAAP net loss for the three months ended March 31, 2017 of $(5.4) million compared with a GAAP net loss of $(6.4) million for the three months ended March 31, 2016. The decrease of $1.0 million in GAAP net loss was primarily driven by a decrease in expenses of $1.1 million offset by a decrease in other income of $0.3 million. The GAAP results include the results of funds and structured financing entities which are consolidated by the Company (the "Consolidated Funds").

Total expenses decreased by $1.1 million primarily due to a $2.4 million decrease in salaries, bonuses, severance and associated payroll taxes and other employee benefits due to a reduction in force that occurred in 2016, offset by a $0.8 million increase in equity compensation expense relating to a reduction in the forfeiture rate on ZGP's Class B-0 units due to lower employee turnover. General, administrative and other expenses increased by $0.5 million primarily due to an increase of $0.7 million in the cost of research and data services borne by ZAIS Group and paid directly by ZAIS Group to vendors relating to the management of the ZAIS Managed Entities, offset by $0.2 million of expense reductions with regard to professional fees, occupancy and utilities, information systems, and travel and entertainment.

Other income decreased by $0.3 million primarily due to a decrease of $0.5 million relating to an insurance reimbursement for legal costs incurred during the year ended December 31, 2015 which was received in 2016 and a $0.4 million decrease in net gains (losses) on Consolidated Funds' investments related to ZAIS Zephyr A-6, LP, a Consolidated Fund ("Zephyr A-6"). This was offset by a $0.6 million increase in net gain (loss) on Zephyr A-6's investment in ZAIS CLO 5, Limited, which is also a Consolidated Fund.

CONSOLIDATED NON-GAAP RESULTS

Please see the discussion of "Non-GAAP Financial Measures", including the definitions of net income (loss) (excluding Consolidating Funds of ZAIS Group) and Adjusted EBITDA, and reconciliations of such Non-GAAP financial measures to the respective GAAP net income (loss) and pre-tax GAAP net income (loss) measures for the periods discussed above at the end of this press release.

The Company's GAAP net income (loss) and non-GAAP measures of income (loss) may fluctuate materially depending upon the performance of ZAIS Managed Entities as well as other factors. Accordingly, the GAAP net income (loss) and non-GAAP measures of income (loss) in any particular period should not be expected to be indicative of future results.

LIQUIDITY & CAPITAL RESOURCES

As of March 31, 2017, the Company had cash and cash equivalents, on an unconsolidated basis, of $25.5 million and no debt obligations.

FIRST QUARTER 2017 SUPPLEMENTAL INFORMATION

The Company's First Quarter 2017 Supplemental Information – March 31, 2017, is available on ZAIS's website at www.zaisgroupholdings.com. To access the information, go to the "ZAIS Shareholders" section of the website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial information, including net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA (and per share measures). Net income (loss) (excluding Consolidated Funds of ZAIS Group) is a non-GAAP financial measure that the Company defines as GAAP net income (loss) excluding the consolidating effects of the Consolidated Funds of ZAIS Group. Adjusted EBITDA is a non-GAAP financial measure that the Company defines as GAAP net income (loss), excluding consolidating effects of Consolidated Funds of ZAIS Group, compensation expense related to a portion of net operating income of ZAIS Group payable to certain employees of ZAIS Group, compensation expense related to incentive income in the form of percentage interests being recorded before related incentive income is recognized, equity-based compensation, severance, taxes, interest expense, depreciation and amortization expenses, goodwill impairment, foreign currency and certain other non-cash and non-operating items.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA are incomplete measures of the Company's financial performance and involve differences from net income (loss) computed in accordance with GAAP, they should be considered along with, but not as alternatives to, the Company's net income (loss) computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA may not be comparable to other similarly-titled measures of other companies.

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES Consolidated Statements of Financial Condition (Dollars in thousands, except share amounts)

	March 31, 2017	December 31, 2016

Assets
Cash and cash equivalents	$25,456	$38,712
Income and fees receivable	1,500	8,805
Investments in affiliates, at fair value	5,286	5,273
Due from related parties	1,362	734
Property and equipment, net	235	274
Prepaid expenses	1,450	906
Other assets	318	348
Assets of Consolidated Funds
Cash and cash equivalents	19,288	37,080
Investments, at fair value	449,951	404,365
Due from broker	9,341	16,438
Other assets	1,116	1,210
Total Assets	$515,303	$514,145

Liabilities and Equity
Liabilities
Notes payable	$—	$1,263
Compensation payable	2,208	7,836
Due to related parties	31	31
Fees payable	2,502	2,439
Other liabilities	1,403	1,127
Liabilities of Consolidated Funds
Notes payable of consolidated CLO, at fair value	391,628	384,901
Due to broker	21,696	24,462
Other liabilities	5,110	2,121
Total Liabilities	424,578	424,180

Commitments and Contingencies	—	—

Equity
Preferred Stock, $0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding.	—	—
Class A Common Stock, $0.0001 par value; 180,000,000 shares authorized; 14,449,840 and 13,900,917 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively.	1	1
Class B Common Stock, $0.000001 par value; 20,000,000 shares authorized; 20,000,000 shares issued and outstanding.	—	—
Additional paid-in capital	64,130	63,413
Retained earnings (Accumulated deficit)	(23,127)	(18,965)
Accumulated other comprehensive income (loss)	(50)	(70)
Total stockholders' equity, ZAIS Group Holdings, Inc.	40,954	44,379
Non-controlling interests in ZAIS Group Parent, LLC	19,753	22,258
Non-controlling interests in Consolidated Funds	30,018	23,328
Total Equity	90,725	89,965
Total Liabilities and Equity	$515,303	$514,145

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES Consolidated Statements of Comprehensive Income (Loss) (Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues
Management fee income	$3,107	$3,569
Incentive income	297	152
Reimbursement revenue	494	—
Other revenue	93	80
Total Revenues	3,991	3,801
Expenses
Compensation and benefits	7,424	9,007
General, administrative and other	3,669	3,210
Depreciation and amortization	40	63
Expenses of Consolidated Funds	43	19
Total Expenses	11,176	12,299
Other income (loss)
Net gain (loss) on investments	75	(18)
Other income (expense)	(16)	605
Net gain (loss) of Consolidated Funds' investments	1,107	1,517
Net gain (loss) on beneficial interest of collateralized financing entity	589	—
Total Other Income (Loss)	1,755	2,104
Income (loss) before income taxes	(5,430)	(6,394)
Income tax (benefit) expense	5	5
Consolidated net income (loss), net of tax	(5,435)	(6,399)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	30	(54)
Total Comprehensive Income (Loss)	$(5,405)	$(6,453)
Allocation of Consolidated Net Income (Loss), net of tax

Non-controlling interests in Consolidated Funds	$810	$734
Stockholders' equity, ZAIS Group Holdings, Inc.	(4,162)	(4,834)
Non-controlling interests in ZAIS Group Parent, LLC	(2,083)	(2,299)
	$(5,435)	$(6,399)
Allocation of Total Comprehensive Income (Loss)

Non-controlling interests in Consolidated Funds	$810	$734
Stockholders' equity, ZAIS Group Holdings, Inc.	(4,142)	(4,870)
Non-controlling interests in ZAIS Group Parent, LLC	(2,073)	(2,317)
	$(5,405)	$(6,453)

Consolidated Net Income (Loss), net of tax per Class A common share applicable to ZAIS Group Holdings, Inc. – Basic	$(0.30)	$(0.35)
Consolidated Net Income (Loss), net of tax per Class A common share applicable to ZAIS Group Holdings, Inc. – Diluted	$(0.30)	$(0.35)

Weighted average shares of Class A common stock outstanding:
Basic	13,986,305	13,870,917
Diluted	20,986,305	20,870,917

The following supplemental financial information illustrates the consolidating effects of the Consolidated Funds on the Company's financial position and results of operations:

	March 31, 2017
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$25,456	$—	$—	$25,456
Income and fees receivable	1,500	—	—	1,500
Investments in affiliates, at fair value	36,530	—	(31,244)	5,286
Due from related parties	1,362	—	—	1,362
Property and equipment, net	235	—	—	235
Prepaid expenses	1,450	—	—	1,450
Other assets	318	—	—	318
Assets of Consolidated Funds
Cash and cash equivalents	—	19,288	—	19,288
Investments, at fair value	—	464,612	(14,661)	449,951
Due from broker	—	9,341	—	9,341
Other assets	—	1,162	(46)	1,116
Total Assets	$66,851	$494,403	$(45,951)	$515,303
Liabilities and Equity
Liabilities
Compensation payable	$2,208	$—	$—	$2,208
Due to related parties	31	—	—	31
Fees payable	2,502	—	—	2,502
Other liabilities	1,403	—	—	1,403
Liabilities of Consolidated Funds
Notes payable of Consolidated CLO	—	406,289	(14,661)	391,628
Due to broker	—	21,696	—	21,696
Other liabilities	—	5,156	(46)	5,110
Total Liabilities	6,144	433,141	(14,707)	424,578

Commitments and Contingencies

Equity
Preferred Stock	—	—	—	—
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	64,130	—	—	64,130
Retained earnings (Accumulated deficit)	(23,127)	—	—	(23,127)
Accumulated other comprehensive income (loss)	(50)	—	—	(50)
Total stockholders' equity, ZAIS Group Holdings, Inc.	40,954	—	—	40,954
Non-controlling interests in ZAIS Group Parent, LLC	19,753	—	—	19,753
Non-controlling interests in Consolidated Funds	—	61,262	(31,244)	30,018
Total Equity	60,707	61,262	(31,244)	90,725
Total Liabilities and Equity	$66,851	$494,403	$(45,951)	$515,303

	December 31, 2016
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$38,712	$—	$—	$38,712
Income and fees receivable	8,805	—	—	8,805
Investments in affiliates, at fair value	29,554	—	(24,281)	5,273
Due from related parties	734	—	—	734
Property and equipment, net	274	—	—	274
Prepaid expenses	906	—	—	906
Other assets	348	—	—	348
Assets of Consolidated Funds
Cash and cash equivalents	—	37,080	—	37,080
Investments, at fair value	—	423,871	(19,506)	404,365
Due from broker	—	16,438	—	16,438
Other assets	—	1,254	(44)	1,210
Total Assets	$79,333	$478,643	$(43,831)	$514,145
Liabilities and Equity
Liabilities
Notes payable	$1,263	$—	$—	$1,263
Compensation payable	7,836	—	—	7,836
Due to related parties	31	—	—	31
Fees payable	2,439	—	—	2,439
Other liabilities	1,127	—	—	1,127
Liabilities of Consolidated Funds
Notes payable of Consolidated CLO	—	404,407	(19,506)	384,901
Due to broker	—	24,462	—	24,462
Other liabilities	—	2,165	(44)	2,121
Total Liabilities	12,696	431,034	(19,550)	424,180

Commitments and Contingencies

Equity
Preferred Stock	—	—	—	—
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	63,413	—	—	63,413
Retained earnings (Accumulated deficit)	(18,965)	—	—	(18,965)
Accumulated other comprehensive income (loss)	(70)	—	—	(70)
Total stockholders' equity, ZAIS Group Holdings, Inc.	44,379	—	—	44,379
Non-controlling interests in ZAIS Group Parent, LLC	22,258	—	—	22,258
Non-controlling interests in Consolidated Funds	—	47,609	(24,281)	23,328
Total Equity	66,637	47,609	(24,281)	89,965
Total Liabilities and Equity	$79,333	$478,643	$(43,831)	$514,145

	Three Months Ended March 31, 2017
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$3,107	$—	$—	$3,107
Incentive income	297	—	—	297
Reimbursement revenue	494	—	—	494
Other revenues	93	—	—	93
Income of Consolidated Funds	—	205	(205)	—
Total Revenues	3,991	205	(205)	3,991
Expenses
Compensation and benefits	7,424	—	—	7,424
General, administrative and other	3,669	—	—	3,669
Depreciation and amortization	40	—	—	40
Expenses of Consolidated Funds	—	43	—	43
Total Expenses	11,133	43	—	11,176
Other Income (loss)
Net gain (loss) on investments	918	—	(843)	75
Other income (expense)	(16)	—	—	(16)
Net gains (losses) of Consolidated Funds' investments	—	1,492	(385)	1,107
Net gain (loss) on beneficial interest of collateralized financing entity	—	—	589	589
Total Other Income (Loss)	902	1,492	(639)	1,755
Income (loss) before income taxes	(6,240)	1,654	(844)	(5,430)
Income tax (benefit) expense	5	—	—	5
Consolidated net income (loss), net of tax	(6,245)	1,654	(844)	(5,435)
Other Comprehensive Income (Loss), net of tax	—	—	—	—
Foreign currency translation adjustment	30	—	—	30
Total Comprehensive Income (Loss)	$(6,215)	$1,654	$(844)	$(5,405)

	Three Months Ended March 31, 2016
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$3,569	$—	$—	$3,569
Incentive income	152	—	—	152
Other revenues	80	—	—	80
Total Revenues	3,801	—	—	3,801
Expenses
Compensation and benefits	9,007	—	—	9,007
General, administrative and other	3,210	—	—	3,210
Depreciation and amortization	63	—	—	63
Expenses of Consolidated Funds	—	19	—	19
Total Expenses	12,280	19	—	12,299
Other Income (loss)
Net gain (loss) on investments	746	—	(764)	(18)
Other income (expense)	605	—	—	605
Net gains (losses) of Consolidated Funds' investments	—	1,517	—	1,517
Total Other Income (Loss)	1,351	1,517	(764)	2,104
Income (loss) before income taxes	(7,128)	1,498	(764)	(6,394)
Income tax (benefit) expense	5	—	—	5
Consolidated net income (loss), net of tax	(7,133)	1,498	(764)	(6,399)
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	(54)	—	—	(54)
Total Comprehensive Income (Loss)	$(7,187)	$1,498	$(764)	$(6,453)

The following table presents the reconciliations of our consolidated GAAP net income, net of tax to (i) our non-GAAP financial measure of net income (loss) (excluding Consolidated Funds of ZAIS Group) and (ii) our non-GAAP financial measure of Adjusted EBITDA:

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)
Consolidated net income (loss), net of tax (GAAP Net Income (Loss))	$(5,435)	$(6,399)
Add back: Elimination of Net gain (loss) on investments	843	764
Add back: Expenses of Consolidated Funds	43	19
Net (gain) loss on Consolidated Funds' investments	(1,107)	(1,517)
Net (gain) loss on beneficial interest of collateralized financing entity	(589)	—
Net income (loss) (excluding Consolidated Funds of ZAIS Group) – Non-GAAP	(6,245)	(7,133)

Add back: Tax expense	5	5
Add back: Compensation attributable to equity compensation	1,112	343
Add back: Severance costs	72	642
Add back: Depreciation and amortization	40	63

Adjusted EBITDA – Non-GAAP	$(5,016)	$(6,080)

ABOUT ZAIS GROUP HOLDINGS, INC.
ZAIS (NASDAQ: ZAIS) owns a majority interest in, and is the managing member of, ZGP. ZGP is the sole member of ZAIS Group, an investment advisory and asset management firm focused on specialized credit strategies with approximately $3.360 billion of assets under management as of March 31, 2017. Based in Red Bank, New Jersey with operations in London, ZAIS Group employs professionals across investment management, client relations, information technology, analytics, finance, law, compliance, risk management and operations. To learn more, visit www.zaisgroupholdings.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are generally identified by the use of words such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "would," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "pipeline," "comfortable," "assume," "remain," "maintain," "sustain," "achieve" or the negative version of those words or other comparable words. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: the inability of the Company to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its management and key employees; the ability to rationalize our expense structure and specifically to exit the residential whole loan related businesses in an orderly fashion, or at all; the outcome of the strategic review of the Company's business and availability of suitable strategic options; the ability of the Company to negotiate and enter into an agreement for a potential sale, business combination, going private or other strategic transaction; the ability of the Company to consummate any potential strategic transaction and to realize any anticipated benefits of such transaction; the outcome of any legal proceedings that may be instituted against the Company or others; the inability to continue to be listed on the NASDAQ Stock Market; operational expenses and costs related to being a public company; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; the relative and absolute investment performance of advised or sponsored investment products; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; conditions in the market for mortgage-related investments; the impact of capital improvement projects; the impact of future acquisitions or divestitures; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and the Company; the ability to attract and retain highly talented professionals; the impact of changes to tax legislation and, generally, the tax position of the Company; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (the "SEC"), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT: ZAIS Investor Relations, 732-450-7440